ZEN HOLDING GROUP LIMITED

VOTING AGREEMENT

This voting agreement (the "Agreement") is made and entered into as of this 3rd day of March, 2009, by and among Michael Hansen, ("**MH**"), and Michel Saouma (the "**MS**").

Whereas, the parties are the beneficial owners of ZEN HOLDING GROUP LIMITED (the "Company").

Whereas, the parties wish to consolidate voting power.

Now, Therefore, in consideration of these premises, the parties hereto agree as follows:

AGREEMENT

1. Voting.

Notwithstanding the beneficial ownership of the parties and voting regulations set forth in the Memorandum of Association of the Company, MH shall have the full voting power on all matters subject to a shareholders vote according to the Companies Memorandum and Articles of Association. If personal execution is required, MS shall vote upon MH's suggestion.

2. Termination.

This Agreement shall continue in full force and effect from the date hereof until the date as of which the parties hereto terminate this Agreement by written consent.

3. Miscellaneous.

3.1 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the British Virgin Islands.

3.2 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

3.3 Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors and administrators and other legal representatives.

3.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one instrument.

3.5 Waiver. No waivers of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach.

3.6 Entire Agreement. This Agreement and the Exhibits hereto, along with the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

In Witness Whereof, the parties hereto have executed this Agreement as of the date first above written.

Michael Hansen	**Michel Saouma**
Signature: ______________________	Signature: ______________________